EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "AGREEMENT), is made and entered into as of the 1st day of April, 2000 (the "EFFECTIVE DATE"), by and between INTERLEUKIN GENETICS, INC., a Texas corporation ("EMPLOYER"), and PHILIP R. REILLY, an individual ("EMPLOYEE").

                                 R E C I T A L S

      A. Employer desires to obtain the benefit of the services of Employee and Employee desires to render such services to Employer.

      B. The Board of Directors of Employer (the "BOARD") has determined that it is in Employer's best interest to employ Employee and to provide certain benefits to Employee.

      C.    Employer  and   Employee   desire  to  set  forth  the  terms  and
conditions of Employee's employment with Employer on the terms and subject to the conditions of this Agreement

                                A G R E E M E N T

      In consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

      1. TERM. Employer agrees to employ Employee, and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term (the "TERM") beginning on the Effective Date and continuing for a period of three (3) years thereafter unless earlier terminated in accordance with the provisions hereof.

      2. EMPLOYMENT OF EMPLOYEE.

            (a) SPECIFIC POSITIONS. Employer and Employee hereby agree that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve as an employee of Employer. Employee shall have the title and perform the duties set forth on EXHIBIT A hereto and such other reasonable, usual and customary duties of such office as may be delegated to Employee from time to time by the Board, subject always to the policies as reasonably determined from time to time by the Board. The place of employment will be within a sixty mile radius of Boston, MA.

            (b) PROMOTION OF EMPLOYER'S BUSINESS. During the Term, Employee shall not engage in any business competitive with Employer. Employee agrees to devote his full business time, attention, knowledge, skill and energy to the business, affairs and interests of Employer and matters related thereto, and shall use his best efforts and abilities to promote Employer's interests; PROVIDED, HOWEVER, that Employee is not precluded from devoting reasonable periods to time required: (i) for serving as a director or committee member of any organization that does not compete with Employer or that does not involve a conflict of interest with Employer; (ii) for

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managing his personal investments; so long as in either case, such activities do not materially interfere with the regular performance of his duties under this Agreement or (iii) for delivering lectures in the area of genetics and bioethics. Employer acknowledges that Employee will maintain a consulting relationship with Gene Sage Incorporated, based in San Francisco, California, with the understanding that this relationship will not conflict with Employee's duties with Employer.

      3. SALARY. Employer shall pay to Employee during the term of this Agreement a base salary ("BASE SALARY") of $325,000.00 per year, payable in equal monthly installments. The Base Salary may be increased (but not decreased) annually at the Employer's sole discretion throughout the Term on each anniversary of the Effective Date in the discretion of Employer's Board of Directors.

      4. BONUS. In addition to the Base Salary, Employee shall also receive a bonus, if any, as determined annually by the Board of Directors of Employer in its sole discretion.

      5. STOCK OPTIONS. In addition, Employee shall receive an award of 500,000 stock options, of which 148,606 are incentive stock options and 351,394 are non-qualified stock options. This award was made effective December 1, 1999, the Employee's hire date under previous agreement, and is at a strike price of $2.875. This award will vest over 36 months in equal increments commencing December 1, 1999m unless Employee's employment is terminated prior to expiration of that 36 month period. These awards will be covered in detail by separate Option Agreements.

      6. BENEFITS.

            (a) FRINGE BENEFITS. During Employee's employment by Employer under this Agreement, Employee shall be eligible for participation in and shall be covered by any and all such medical, disability, life and other insurance plans and such other similar benefits available to other executive employees. Employer will pay $2,720 to Employee each year on the annual anniversary date of this agreement, as reimbursement for life insurance premiums. Employee shall receive a monthly automobile allowance of $600.00.

            (b) REIMBURSEMENTS. During Employee's employment with Employer under this Agreement, Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Employee in performing services hereunder, including all expenses of travel at the request of, or in the service of, Employer provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Employer.

            (c) VACATION. During Employee's employment with Employer hereunder, Employee shall be entitled to an annual vacation leave of four (4) weeks at full pay, which shall be adjusted in accordance with the vacation policy generally applicable to employees of the Employer and Holdings.

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      7. TERMINATION.

            (a) TERMINATION FOR CAUSE. Employer shall have the right, exercisable immediately upon written notice, to terminate Employee's employment for "Cause."

                  (i) DEFINITION OF CAUSE. As used herein, "CAUSE" means any of the following: (A) habitual drunkenness under the influence of alcohol by Employee or illegal use of narcotics; (B) Employee is convicted by a court of competent jurisdiction, or pleads "no contest" to, a felony or any other conduct of a criminal nature (other than minor traffic violations) by Employee; (C) Employee engages in fraud, embezzlement, or any other illegal conduct; (D) Employee imparts confidential information relating to Employer or its business to competitors or to other third parties other than in the course of carrying out Employee's duties; (E) Employee refuses to perform his duties hereunder or otherwise breaches any covenant, warranty or representation of this Agreement or Employee's Non-Disclosure and Confidentiality Agreement executed concurrently herewith, and, except for any conduct described in clauses (A) through (D) of this Section 6(a)(i), fails to cure such breach (if such breach is then capable of being cured) within ten (10) business days following written notice thereof specifying in reasonable detail the nature of such breach, or if such breach is not capable of being cured in such time, a cure shall not have been diligently initiated within such ten (10) business day period.

                  (ii) EFFECT OF TERMINATION. Upon termination in accordance with this Section 6(a), Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the effective date of such termination. Employer's exercise of its right to terminate for Cause shall be without prejudice to any other remedy to which it may be entitled at law, in equity or under this Agreement.

            (b) VOLUNTARY TERMINATION. Employee may terminate his employment at any time by giving no less than thirty (30) days' written notice to Employer.

                  (i) NO REASON. Upon termination in accordance with this
Section 6(b), except as otherwise provided in Section 6(b)(ii), below, Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accured hereunder through, but not including, the effective date of such termination.

                  (ii) GOOD REASON. Notwithstanding anything to the contrary in
Section 6(b)(i), above, if Employee terminates his employment under this Section 6(b) for Good Reason (as defined below), Employee shall be entitled to receive from Employer all of the compensation and benefits provided for in Section 6(e), below. As used herein, "GOOD REASON" means any of the following: (A) the assignment to Employee of duties materially inconsistent with those of other employees of Employer in like positions where Employee provides written notice to Employer within six (6) months of such assignment that such duties are materially inconsistent with those duties of similarly situated employees and Employer fails to release Employee from his obligation to perform such inconsistent duties within twenty (20) business days after Employer's receipt of such notice; or (B) a failure by Employer to comply with any other material provision of Sections 3 through 5, inclusive, of this Agreement which has not been

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cured within fifteen (15) business days after notice of such noncompliance has been given by Employee to Employer, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Employer within such fifteen (15) business day period.

            (c) TERMINATION DUE TO DEATH OR DISABILITY. This Agreement shall automatically terminate upon the death of Employee. In addition, if Employee is unable to perform the essential functions of his job with or without a reasonable accommodation because of a physical or mental impairment for a period of six (6) months, Employer may terminate Employee's employment upon written notice to Employee. Upon termination in accordance with this Section 6(c), Employee (or Employee's estate, as the case may be) shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the date of death or, in the case of disability, the date or termination.

            (d) TERMINATION UPON CESSATION OF BUSINESS. Employer shall have the right to immediately terminate Employee's employment under this Agreement upon a "Cessation of Business." For purposes of this Agreement, a "CESSATION OF BUSINESS" shall mean Employer's ceasing to operate in the ordinary course of business, whether by dissolution, liquidation, sale of assets, consolidation, merger or otherwise, in connection with, pursuant to or arising out of a good faith determination by the Board that the continuing operation of the business in its ordinary course is reasonably likely to render Employer unable to meet its liabilities as they mature. Upon termination in accordance with the Section 6(d), Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the effective date of such termination. If Employee is so terminated by Employer pursuant to this Section 6(d) during the Term, Employer shall (i) pay to Employee the Base Salary, and (ii) provide the same health insurance benefits to which Employee was entitled hereunder, in each case (i.e., the Base Salary and health insurance benefits), until the earlier to occur of (A) the expiration of the remaining portion of the Term, or (B) the expiration of the three (3) month period commencing on the date Employee is terminated. Employer may make such payments in accordance with its regular payroll schedule or in a single lump sum payment in its sole discretion.

            (e) TERMINATION WITHOUT CAUSE. Employer shall have the right, exercisable upon 30 days' prior written notice, to terminate Employee's employment under this Agreement for any reason other than set forth in Sections 6(a), (c) and (d), above, at any time during the Term. If Employee is so terminated by Employer pursuant to this Section 6(e) during the Term, Employer shall (i) pay to Employee the Base Salary, and (ii) provide the same health insurance benefits to which Employee was entitled hereunder, in each case (i.e., the Base Salary and health insurance benefits), until the earlier to occur of
(A) the expiration of the remaining portion of the Term, or (B) the expiration of the twelve (12) month period commencing on the date Employee is terminated. Employer may make such payments in accordance with its regular payroll schedule or in a single lump sum payment in its sole discretion.

      8. MISCELLANEOUS.

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            (a) WITHHOLDINGS. All payments to Employee hereunder shall be made after reduction for all federal, state and local withholding and payroll taxes, all as determined under applicable law and regulations, and Employer shall make all reports and similar filings required by such law and regulations with respect to such payments, withholdings and taxes.

            (b) SUCCESSION. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. The obligations and duties of Employee hereunder shall be personal and not assignable.

            (c) NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted overnight express delivery or by facsimile to and received by the party to whom such notice is intended (provided the original thereof is sent by mail, in the manner set forth below, on the next business day after the facsimile transmission is sent), or in lieu of such personal delivery or overnight express delivery or facsimile transmission, on receipt when deposited in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address set forth below such party's signature to this Agreement. The parties may change their respective addresses for the purpose of this Section 8(c) by giving notice of such change to the other parties in the manner which is provided in this Section 8(c).

            (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.

            (e) HEADINGS. The headings of Sections herein are used for convenience only and shall not affect the meaning of contents hereof.

            (f) WAIVER; AMENDMENT. No provision hereof may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition. This Agreement may be amended only by a written agreement signed by the parties hereto.

            (g) SEVERABILITY. If any of the provisions of this Agreement shall be held unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision or provisions shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction.

            (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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            (i) ARBITRATION. Any dispute arising out of or relating to this
Agreement, or the breach, termination or the validity hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. THE ARBITRATOR OR ARBITRATORS ARE NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES (INCLUDING REASONABLE ATTORNEYS FEES AND EXPERT WITNESS FEES) AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO RECOVER SUCH DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES) IN ANY FORUM. The arbitrator or arbitrators may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator or arbitrators shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator or arbitrators shall award reasonable attorneys fees and costs of arbitration to the prevailing party in such arbitration.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"EMPLOYER":                               "EMPLOYEE":

INTERLEUKIN GENETICS, INC.


By:/s/ KENNETH S. KORNMAN                 /s/ PHILIP R. REILLY
KENNETH S. KORNMAN                        PHILIP R. REILLY

Address:                                  Address:

100 N.E. Loop 410, Suite 820              145 Monument St.
San Antonio, TX 78216                     Concord, MA 01742


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                                    EXHIBIT A

                               DESCRIPTION OF JOB

TITLE:

      Chairman of the Board and Chief Executive Officer

DUTIES AND RESPONSIBILITIES:

1.    Plan and execute overall corporate strategy

2.    Conduct Board of Directors meetings as required

3.    Lead the Company's business development activities

4.    Other activities as designated by the Board of Directors.


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